UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2021

Virtuoso Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39913	82-2749750
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

180 Post Road East

Westport, Connecticut 06880

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 227-1978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	VOSOU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	VOSO	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share Class A Common Stock for $11.50 per share	VOSOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Terms used but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the proxy statement filed with the Securities and Exchange Commission (the “SEC”) on October 22, 2021 (the “Proxy Statement”) by Virtuoso Acquisition Corp. (“Virtuoso”) in the Section entitled “Frequently Used Terms” beginning on page 4 thereof, and such definitions are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 16, 2021 Virtuoso held the Special Meeting. At the close of business on October 14, 2021, the record date for determination of stockholders entitled to vote at the Special Meeting, there were 28,750,000 shares of Virtuoso’s common stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 22,658,844 shares of Virtuoso’s common stock were represented by proxy, constituting a quorum and more than a majority of the shares of Virtuoso’s common stock entitled to vote at the Special Meeting. At the Special Meeting, Virtuoso’s stockholders considered the following proposals:

Proposal No. 1. A proposal to consider and approve the Business Combination described in the proxy statement/prospectus, including (a) adopting the Agreement and Plan of Merger dated effective as of May 28, 2021 (the “Business Combination Agreement”) by and among Virtuoso, Wejo Group Limited, an exempted company limited by shares incorporated under the laws of Bermuda (the “Company”), Yellowstone Merger Sub, Inc., a Delaware corporation and direct, wholly-owned Subsidiary of the Company (“Merger Sub”), Wejo Bermuda Limited, an exempted company limited by shares incorporated under the laws of Bermuda, (“Limited”), and Wejo Limited, a private limited company incorporated under the laws of England and Wales with company number 08813730 (“Wejo”), and the transactions contemplated by the Business Combination Agreement (collectively, the “Business Combination”), pursuant to which, subject to the terms and conditions set forth therein, at the Closing, among other things, (i) Merger Sub will merge with and into Virtuoso, with Virtuoso being the surviving corporation in the merger and a direct, wholly owned subsidiary of the Company (the “Merger”, and together with the transactions contemplated by the Business Combination Agreement and the other related agreements entered into in connection therewith, the “Transactions”); (ii) all Wejo shares will be purchased by the Company in exchange for Common Shares of the Company, par value $0.001 (the “Company Common Shares”); and (iii) the Company will contribute all of its Virtuoso and Wejo shares to Limited in exchange for Limited equity interests; (b) approving the issuance of Virtuoso Class C Common Stock in exchange for the warrants held by Virtuoso Sponsor LLC, pursuant to the requirements of NASDAQ Stock Market LLC Rule 5635; and (c) approving the other Transactions contemplated by the Business Combination Agreement and related agreements described in the proxy statement/ prospectus. The following is a tabulation of the votes with respect to this proposal, which was approved by Virtuoso’s stockholders:

For	Against	Abstain
21,554,748	1,048,548	55,548

Proposal No. 2. A proposal to consider and vote upon a proposal to approve and adopt the Second Amended and Restated Certificate of Incorporation of Virtuoso in the form attached to the proxy statement/prospectus as Annex B. The following is a tabulation of the votes with respect to this proposal, which was approved by Virtuoso’s stockholders:

For	Against	Abstain
21,554,570	1,048,550	55,724

Proposal No. 3. A proposal to vote upon, on a non-binding advisory basis, certain governance provisions in the amended and restated bye-laws of the Company, presented separately in accordance with the SEC requirements.

3A Stockholder Meeting Quorum – To approve the provision of the Company Bye-laws which provides that in a general meeting convened by the Company’s board of directors (“Company Board”), the quorum required for such meeting remains the holders of a majority of the issued shares entitled to vote but also requires that at least two shareholders be present in person or by proxy representing the majority of the shares of the relevant class. The following is a tabulation of the votes with respect to this proposal, which was approved by Virtuoso’s stockholders:

For	Against	Abstain
21,553,190	1,048,712	56,942

3B Action by Written Consent – To approve the provision of the Company Bye-laws which provides that all shareholder action may only be taken at an annual general meeting or special general meeting of shareholders and may not be taken by written consent in lieu of a meeting. The following is a tabulation of the votes with respect to this proposal, which was approved by Virtuoso’s stockholders:

For	Against	Abstain
19,974,544	2,627,531	56,769

3C Removals; Vacancies – To approve the provision of the Company Bye-laws which provides that the Company’s directors may only be removed for cause, and only upon the affirmative vote of holders of at least 66 2/3% of the then issued and outstanding shares carrying the right to vote at general meetings at the relevant time. Additionally, that subject to the rights granted to one or more series of preference shares then outstanding, any newly-created directorship on the Company Board that results from an increase in the number of directors and any vacancies on the Company Board, so long as a quorum remains in office, will be filled by Company Board. A director so appointed will have a term only until the next following annual general meeting and will not be taken into account in determining the directors who are to retire by rotation at the meeting. If not reappointed at such annual general meeting, such directors term will end at the conclusion of the meeting. The following is a tabulation of the votes with respect to this proposal, which was approved by Virtuoso’s stockholders:

For	Against	Abstain
19,974,029	2,628,896	55,919

3D Variation of Rights of Existing Series of Shares – To approve the provision of the Company Bye-laws which provides that the Company has more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of not less than seventy-five percent (75%) of the issued shares of that class or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing a majority of the issued shares of the relevant class is present in person or by proxy. The following is a tabulation of the votes with respect to this proposal, which was approved by Virtuoso’s stockholders:

For	Against	Abstain
21,482,789	1,118,410	57,645

3E Amendment of the Bye-laws. To approve the provision of the Company Bye-laws which provides that amendments to the Company Bye-laws will require the approval of the Company Board and the affirmative vote of a majority of the issued and outstanding shares carrying the right to vote at general meetings at the relevant time. In addition, certain provisions in the Company Bye-laws, including the provisions providing for a classified board of directors (the election and term of our directors), may be amended, altered, repealed or rescinded only by the affirmative vote of at least 66 2/3% of the issued and outstanding shares carrying the right to vote at general meetings at the relevant time. The following is a tabulation of the votes with respect to this proposal, which was approved by Virtuoso’s stockholders:

For	Against	Abstain
21,319,612	1,282,063	57,169

3F Classified Boards – To approve the provisions of the Company Bye-laws which provides that subject to the right of holders of any series of preference shares, the Company Board will be divided into three classes of directors, as nearly equal in number as possible, and with the directors serving staggered three-year terms, with only one class of directors being elected at each annual meeting of shareholders. As a result, approximately one-third of the Company Board will be elected each year. The following is a tabulation of the votes with respect to this proposal, which was approved by Virtuoso’s stockholders:

For	Against	Abstain
19,761,711	2,840,314	56,819

Proposal No. 4. Because Proposals Nos. 1, 2 and 3 were approved by the requisite number of shares of Virtuoso’s common stock, as described above, the vote on Proposal No. 4, the Adjournment Proposal, was not necessary.

Item 8.01.Other Events.

Prior to the Special Meeting, holders of 13,275,691 public shares of Virtuoso’s Class A Common Stock properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from Virtuoso’s initial public offering, or approximately $10.00 per share and $132,778,674.20 in the aggregate.

On November 17, 2021, the parties issued a joint press release announcing the results of the Special Meeting, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description
99.1	Press Release dated November 17, 2021

104	Cover Page Interactive Date File (embedded within Inline XBRL Documents)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtuoso Acquisition Corp.

By:	/s/ Jeffrey Warshaw
Jeffrey Warshaw
Chief Executive Officer

Date: November 17, 2021

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